Exhibit 5.1

[Perceptron, Inc. Letterhead]

January 31, 2006

Perceptron, Inc.
47827 Halyard Drive
Plymouth, Michigan 48170

Re:	2004 Stock Incentive Plan

Ladies and Gentlemen:

As General Counsel and Secretary of Perceptron, Inc., a Michigan corporation (the “Company”), I am familiar with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on January 31, 2006 (the “Registration Statement”). The Registration Statement relates to the registration under the Act of up to 600,000 shares (the “Shares”) of common stock of the Company, $.01 par value per share (the “Common Stock”), which may be issued upon the exercise of options, rights and awards granted under the Perceptron, Inc. 2004 Stock Incentive Plan (as amended or otherwise modified from time to time, the “Plan”). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions set forth herein, I have examined (i) the Registration Statement, (ii) the Plan, (iii) the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, (iv) certain minutes of the Board of Directors and shareholders of the Company and (v) such other documents and matters of law as have been considered necessary or desirable in rendering the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such documents. In making my examination of executed documents I have assumed the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied on statements and representations of officers and other representatives of the Company, of public officials and others.

My opinions set forth herein are limited to the laws of the State of Michigan and the United States of America, in each case that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory decrees or consents, approvals, licenses, authorizations, validations, filings, recordings, or registrations with governmental authorities are relevant, to those required under such laws (all the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the laws and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing, it is my opinion that:

(1) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Michigan.

(2) The Shares, when issued and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the holders thereof under the laws of the State of Michigan.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof and amendments thereto. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Sincerely,

PERCEPTRON, INC.

/s/ David W. Geiss

David W. Geiss
General Counsel and Secretary